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                                                                    EXHIBIT 99.2

                               [FORM OF CONSENT]                         [WHITE]

                   CABLEVISION OF BOSTON LIMITED PARTNERSHIP
                             CONSENT FOR THE MERGER
           THIS CONSENT IS SOLICITED BY AND ON BEHALF OF CABLEVISION
                         OF BOSTON LIMITED PARTNERSHIP

     PLEASE READ AND FOLLOW THE INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS MERGER CONSENT AND RETURN IT IN THE ENCLOSED, STAMPED WHITE ENVELOPE OR HAND DELIVER IT TO BANK OF BOSTON, AT PROXY DEPARTMENT, BANK OF BOSTON, P.O. BOX 1628, BOSTON, MA 02105-9903.

     This Merger Consent is to be used by Limited Partners or their nominees for casting votes to approve or reject the merger of a wholly-owned subsidiary of Cablevision Systems Corporation with and into a wholly-owned subsidiary of Cablevision of Boston Limited Partnership (the 'Merger') pursuant to the Merger Agreement dated as of June 14, 1994, as amended, as described in the Consent Solicitation Statement/Prospectus dated September , 1995 (the 'Consent Solicitation Statement/Prospectus'). Capitalized terms used in this Merger Consent are defined in the Consent Solicitation Statement/Prospectus. Only registered holders of Units that are not affiliates of the General Partners are entitled to consent to the Merger. THE CONSUMMATION OF THE INCORPORATION IS A CONDITION TO THE MERGER. LIMITED PARTNERS WHO WISH TO APPROVE THE MERGER SHOULD ALSO APPROVE THE INCORPORATION BY SIGNING AND RETURNING THE BLUE INCORPORATION
CONSENT TO BANK OF BOSTON BY 5:00 P.M. ON                , 1995.

     THE GENERAL PARTNERS RECOMMEND THAT THE LIMITED PARTNERS VOTE FOR THE APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

    THE MERGER SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
                                   , 1995, UNLESS EXTENDED.

     The undersigned consents in respect of his, her or its Units as follows (mark one box):

To Approve the Merger and the Merger Agreement                   [ ]      FOR

To Reject the Merger and the Merger Agreement                    [ ]      AGAINST

To Abstain                                                       [ ]      ABSTAIN

     IF NO BOX IS MARKED ABOVE, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR THE APPROVAL OF THE MERGER AND THE MERGER AGREEMENT. Abstentions (including failures to vote by brokers and other nominees) will have the effect of a vote AGAINST the Merger.

     The undersigned certifies that he or she is the registered or record owner of (and/or has full power and authority to consent to the approval or rejection of the Merger on behalf of such registered or record owner) and is consenting with respect to the following number of Units:

              NAME OF UNITHOLDER                        NUMBER OF UNITS HELD AND VOTED
----------------------------------------------  ----------------------------------------------

----------------------------------------------  ----------------------------------------------

     The undersigned authorizes the Agent to deliver this Merger Consent, as evidence of the undersigned's consent with respect to the Merger, to the Partnership following the approval and consummation of the Incorporation.

     By signing this Merger Consent, the undersigned certifies that he or she has received a copy of the Consent Solicitation Statement/Prospectus, together with all amendments and supplements thereto, if

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any, and acknowledges that the Merger  Solicitation is subject to all the  terms and conditions set forth in the Consent Solicitation Statement/Prospectus.

     This Merger Consent must be signed as the Unitholder's name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          Name of Unitholder:

                                          ______________________________________
                                                      (Print or Type)

                                          ______________________________________

                                          ______________________________________
                                                      Social Security or Federal
                                                Tax I.D. No. (If Applicable)

                                          Signature: ___________________________

                                          By: __________________________________
                                              (If appropriate)

                                          Title: _______________________________
                                                 (If appropriate)

                                          Address: _____________________________
                                                   Street

                                          ______________________________________
                                          City, State and Zip Code

                                          Telephone Number: (_____)_____________
Date: ________________________, 1995

THIS MERGER CONSENT MUST BE RECEIVED BY THE AGENT, BANK OF BOSTON, BY 5:00 P.M.,
NEW  YORK TIME, ON                 , 1995, OR SUCH LATER DATE ESTABLISHED BY THE
GENERAL PARTNERS, OR THE CONSENTS REFLECTED OR CAST HEREBY WILL HAVE THE EFFECT OF A VOTE AGAINST THE MERGER.

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